SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.   20549

______________________________________________________________________________

FORM 8-K

CURRENT REPORT

______________________________________________________________________________

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

November 1, 1999

DATE OF REPORT (Date of earliest event reported)

BRASS EAGLE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23385	71-0578572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 SE 30TH Street, Bentonville, Arkansas   72712

(Address of principal executive offices)    (zip code)

(501) 464-8700

(Registrant's telephone number, including area code)

BRASS EAGLE INC.

ITEM 5.    OTHER EVENTS

On November 1, 1999 Brass Eagle Inc. (the Registrant) formed a limited liability company called Challenge Park Xtreme, LLC. The terms of this transaction are described more fully in a press release issued November 3, 1999, a copy of which is included as an exhibit hereto and incorporated herein by reference.

On November 3, 1999, Brass Eagle Inc. (the Registrant) announced that it has retained McDonald Investments Inc., to assist in exploring strategic initiatives which provide the Company with additional, long term growth vehicles and also advise it in the development and consideration of strategic and financial alternatives to enhance shareholder value.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS
99 (i)	Press Release dated November 3, 1999,issued by Registrant
99 (ii)	Press Release dated November 3, 1999,issued by Registrant

BRASS EAGLE INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRASS EAGLE INC.

DATE: 11/10/99	BY: /s/ J. R. Brian Hanna
J. R. Brian Hanna
Vice President - Finance and chief Financial
Officer and Treasurer
(on behalf of the Registrant and as the
Registrant's principal Financial and Accounting Officer)

BRASS EAGLE INC.

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT

99 (i)	Press Release dated November 3, 1999,issued by Registrant
99 (ii)	Press Release dated November 3, 1999,issued by Registrant

EXHIBIT 99 (i)

BRASS EAGLE INC.

PRESS RELEASE

Company Contact:	J. R. Brian Hanna
Brass Eagle Inc.
Chief Financial Officer
(501) 464-6630

Investor Relations:	Chad A. Jacobs/Christine DiSanto
Integrated Corporate Relations
(203) 222-9013
Chad Jacobs' e-mail address

BRASS EAGLE FORMS PARTNERSHIP TO DEVELOP

EXTREME SPORTS COMPLEX

--Challenge Park Xtreme Scheduled to Open in September 2000--

Rogers, AR, November 3, 1999 - Brass Eagle Inc. (Nasdaq: XTRM) the worldwide leader in the manufacturing, marketing and distribution of paintball products, today announced that it has signed a definitive agreement with Forest Brown and Anderson Humphreys to develop Challenge Park Xtreme, an extreme sports and entertainment complex that includes nine paintball fields, a BMX track, an in-line skating rink, skateboarding ramps and mountain biking trails. Located on 154 acres on the Des Plaines River in Joliet, Illinois, Challenge Park Xtreme is scheduled to open in September 2000. Under the terms of the agreement, Brass Eagle will own the majority of a newly formed Limited Liability Company through its subsidiary, Brass Eagle Challenge Park, Inc. The deal is expected to be accretive to earnings beginning in fiscal 2001.

Forest Brown, who operates an existing Challenge Park in Joliet -- and is credited as one of the most successful paintball park operators in the world -- will close that location to join Brass Eagle in developing the new facility. The Forest Brown park recorded between 30,000 and 40,000 participants in 1998. In order to ensure a seamless transition for those patrons, the Forest Brown facility will close simultaneously with the grand opening of the new Challenge Park Xtreme in September 2000. Anderson Humphreys, recognized as one of the premier operators in the industry, has been running a Challenge Park in Memphis, Tennessee since 1994.

The new facility is strategically located just two miles from the Route 66 Motorsports Park, the largest drag racing track in the U.S. and across the river from the Empress Riverboat Casino. Route 66 will be the largest motor sports park in the world when its new NASCAR facility opens in 2000. The new Challenge Park Xtreme complex will also contain restaurants, retail shops, conference facilities, a theatre and a 300-car parking structure. A 10,000 square-foot registration complex, will host a retail center for paintball, skating and biking equipment and accessories, as well as guest registration.

-more-

EXHIBIT 99 (i)

BRASS EAGLE INC.

PRESS RELEASE (Continued)

Commenting on the announcement, Lynn Scott, Brass Eagle President and CEO stated, "We are very enthusiastic about this opportunity, which enables us to leverage our expertise in the paintball industry while at the same time, creating an additional growth vehicle for the Company. We are particularly excited to be partnering with Forest Brown and Anderson Humphreys, who are among the most successful park operators in the country. Equally important, we have a superior location and a built-in customer base of more than 30,000 who are expected to visit the nearby Challenge Park in 1999."

Mr. Scott continued, "In keeping with our focus on growth opportunities that complement our core paintball business, we believe Challenge Park Xtreme will provide us with an ideal platform to test product, conduct market research and to further build Brass Eagle's brand equity in the extreme sports arena. The lifestyles and purchasing decisions that are influenced by such sports as skateboarding, BMX biking and other extreme categories, continue to increase on a worldwide basis. This partnership to develop a new, multi-faceted Challenge Park positions Brass Eagle to benefit from these trends and facilitates our long-term strategy to reach a broader group of consumers by extending our brand."

Brass Eagle is unique in providing a full line of paintball guns and accessory products from beginner through competition level. The Company is the dominant supplier of products for this rapidly growing sport. Brass Eagle was named one of the "Top 100" Hot Growth Companies by Business Week magazine in 1998 and again in 1999, and one of the IW Growing Companies 25, America's Most Successful Small Manufacturers by Industry Week magazine.

EXHIBIT 99 (ii)

BRASS EAGLE INC.

PRESS RELEASE

Company Contact:	J. R. Brian Hanna
Brass Eagle Inc.
Chief Financial Officer
(501) 464-6630

Investor Relations:	Chad A. Jacobs/Christine DiSanto
Integrated Corporate Relations
(203) 222-9013
Chad Jacobs' e-mail address

BRASS EAGLE ANNOUNCES THIRD QUARTER AND NINE MONTH RESULTS

--Earnings per Share Increase 53%--

--Company Retains McDonald Investments Inc. to Explore Strategic Initiatives--

Rogers, AR, Nov. 3, 1999 - Brass Eagle Inc. (Nasdaq: XTRM) the worldwide leader in the manufacturing, marketing and distribution of paintball products today reported earnings for the third quarter and nine months ended September 30, 1999 .

Net sales increased 11.9% to $15,141,000 for the third quarter ended September 30, 1999, versus $13,527,000 for the same period last year. Net income for the three months ended September 30, 1999 rose 52.9% to $1,972,000, compared to $1,290,000 in the third quarter of 1998 and fully diluted earnings per share increased 52.9% to $0.26, versus fully diluted earnings per share of $0.17 during the same period.

For the nine month period ended September 30, 1999, net sales increased 5.9% to $51,561,000 versus $48,682,000 for the same period last year. Net income for the first nine months of fiscal 1999 rose 36.9% to $7,034,000, compared to $5,139,000 in the first nine months of fiscal 1998 and fully diluted earnings per share increased 35.8% to $0.91, versus fully diluted earnings per share of $0.67 during the corresponding period a year ago.

Lynn Scott, President and CEO, commented, "Our results during the quarter, and in particular our 53% gain in earnings per share, are testament to our leadership position in the paintball market and the ongoing strength of our gross margins. While our business remains robust at most of our retail accounts and is improving considerably in others, we believe there are some inventory issues in the distribution channel resulting from a slowdown in the rate of growth in the overall industry. Consequently, we believe it is prudent to take a more conservative posture with regard to our top line growth for the remainder of this year and into fiscal 2000."

EXHIBIT 99 (ii)

BRASS EAGLE INC.

PRESS RELEASE (Continued)

"Our strategy is to proactively manage the challenges within the overall paintball industry and preserve our position in the market, while we simultaneously diversify into complementary businesses," Mr. Scott continued. "First, we are actively working with merchandising managers at key accounts and expanding our distribution at traditional retailers. We also have a number of exciting new products slated for introduction in the fourth quarter and next year, which are key enhancements to our core offering of paintball products. Second, the opening of our new Challenge Park Xtreme which we also announced today, gives us an entrée into other sports while providing a unique platform to test product, promote paintball and extreme sports in general, and further build our brand equity."

Mr. Scott concluded, "We firmly believe in the continued growth of the overall paintball industry and remain committed to increasing our market share both in the U.S. and abroad. Moreover, we will continue to aggressively pursue strategic initiatives which provide the Company with additional, long term growth vehicles."

Brass Eagle also announced that it has retained McDonald Investments Inc., to assist in this process and also advise it in the development and consideration of strategic and financial alternatives to enhance shareholder value.

Brass Eagle is unique in providing a full line of paintball markers and accessory products from beginner through competition level. The Company is the dominant supplier of products for this rapidly growing sport.

For more information, please call Chad Jacobs, Integrated Corporate Relations, Inc., at 203-222-9013 or send faxes to 203-222-9372